Exhibit 99.1

NEWS

Cooper Tire Terminates Merger Agreement with Apollo Tyres

Cooper Focusing on Continuing to Build its Business

FINDLAY, Ohio, USA – December 30, 2013 – Cooper Tire & Rubber Company (NYSE: CTB) today announced it has terminated the merger agreement with Apollo Tyres (NSE: ApolloTYRE).

“It is time to move our business forward,” said Cooper Chairman, Chief Executive Officer and President Roy Armes. “While the strategic rationale for a business combination with Apollo is compelling, it is clear that the merger agreement both companies signed on June 12 will not be consummated by Apollo and we have been notified that financing for the transaction is no longer available. The right thing for Cooper now is to focus on continuing to build our business.”

“Our business model is strong, and despite the challenges this year, we are coming off record operating profit through the first half of the year and expect to continue to be profitable for the second half, ending the year with a strong balance sheet. We look forward to continuing to execute on our strategy in 2014, and we have a very strong base from which to do this—brands that are respected for quality, a loyal customer base, a flexible global network of manufacturing facilities, a skilled workforce, and top technical capabilities,” Armes said.

“Addressing the situation at Cooper Chengshan Tire (CCT) in Rongcheng, China is our top priority in the near term. The issues at CCT were driven by the merger agreement, and with the agreement now terminated, Cooper is working independently to restore normal operations at CCT, including obtaining the information needed for Cooper to resume regular financial reporting as soon as possible. Once the situation at CCT is resolved and regular financial reporting has resumed, Cooper will be in a position to address additional options for the deployment of capital targeted at returning value for our stockholders,” he added.

“While Cooper believes Apollo has breached the merger agreement, and we will continue to pursue the legal steps necessary to protect the interests of our company and our stockholders, our focus will be squarely on our business and moving it forward,” he concluded.

Cooper Management Webcast for Investors Today at 9 a.m. EST

Cooper management will deliver a statement addressing matters in this announcement on a webcast at 9 a.m. EST today, December 30. The webcast may be accessed at http://www.media-server.com/m/p/ddpcvybw or at the company’s investor relations website at http://coopertire.com/investors.aspx. The webcast will be archived for 30 days.

About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company is the parent company of a global family of companies that specialize in the design, manufacture, marketing, and sales of passenger car and light truck tires. Cooper has joint ventures, affiliates and subsidiaries that also specialize in medium truck, motorcycle and racing tires. Cooper’s headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design facilities within its family of companies located in 11 countries around the world. For more information on Cooper Tire, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

-more

Cooper Terminates Merger—2

Cooper Media Contact:

Anne Roman

+1 419-429-7189

alroman@coopertire.com

Cooper Investor Contact:

+1 419-424-4165

investorrelations@coopertire.com

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper, including products liability claims, which could result in material damages against Cooper; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or at one or more of its large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; the impact of labor disruptions and changes in Cooper’s relationship with joint-venture partners, including with respect to the Cooper Chengshan (Shandong) Tire Company Ltd. joint venture; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s intellectual property rights; inability to use deferred tax assets; the ultimate outcome of legal actions brought by Cooper against wholly-owned subsidiaries of Apollo Tyres Ltd. related to the proposed acquisition of Cooper by Apollo; and other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

###